UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 6, 2014

Date of Report

Date of earliest event reported

BLUCORA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 NE 8th Street, Suite 800,

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2014, the Compensation Committee of the Board of Directors of Blucora, Inc. (the “Company”) approved the 2014 Executive Bonus Plan (the “2014 Plan”). The 2014 Plan provides for annual performance-based cash bonuses to the Company’s executive officers. The target bonus amount for individual executive officers varies, and is between 50% and 100% of each executive’s annual base salary.

The available bonus for each executive is based on a combination of (a) the Company’s achievement of certain specified financial or operational performance measurements and (b) the individual performance of each executive and the discretion of the CEO (or, in the case of the CEO’s bonus, the discretion of the Compensation Committee). For the financial or operational performance components, the specific measures vary by executive, but may include overall Company Revenue and Adjusted EBITDA (as further specified in the 2014 Plan), and/or certain measurements that are specific to the business unit that the individual executive is responsible for. Of the total available bonus payout, for most of the executives 80%, is based on financial and operational performance components and 20% is based on individual objectives and performance, as detailed in the 2014 Plan.

The performance targets established for this bonus plan correspond to the operating plan targets approved by the Company’s Board of Directors. The range of possible bonus component achievement is 0% to 165% (or in one case 0% to 180%) of the target bonus for the operational and financial performance components and 0% to 100% for the individual objectives/discretionary component, with the result that the aggregate maximum available payout level for each executive is 152%.

The foregoing description of the 2014 Plan is qualified in its entirety by reference to the full text of this plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Compensation Committee also approved a modification to the 2013 Executive Bonus Plan with respect to JoAnn Kintzel, President of the Company’s TaxACT business unit. Under the 2013 Executive Bonus Plan, a portion of Ms. Kintzel’s bonus was to be evaluated and paid based on performance during the twelve months ending June 30, 2014 because that schedule corresponded with the historical TaxACT bonus payment practices and the conclusion of the tax season. To transition Ms. Kintzel to a fiscal year bonus schedule that is consistent with the other executive officers and is better aligned with the Company’s annual budgeting process, the Compensation Committee approved the payment of a partial bonus to Ms. Kintzel relating to the six months ended December 31, 2013. Accordingly, under the 2014 Plan, Ms. Kintzel’s bonus will be evaluated and paid on the same schedule as the Company’s other executive officers.

Item 9.01	Financial Statements and Exhibits

Ex-10.1 Blucora 2014 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2014

BLUCORA, INC.

By: /s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Ex-10.1	Blucora 2014 Executive Bonus Plan